UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2007

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

(509) 838-1213

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2007, the Board of Directors (“Board”) of Idaho General Mines, Inc. (the “Company”) took action pursuant to Section 4.19(3) of the Company’s bylaws to void the Amended and Restated Employment Agreement with Robert L. Russell dated January 30, 2007 (the “Restated Employment Agreement”).  Material information concerning the terms of the Restated Employment Agreement was not known or disclosed when it was approved by the Board and, pursuant to the Company’s bylaws, the Board voided the Restated Employment Agreement.  As a result of the Board action, the Employment Agreement with Mr. Russell, dated March 31, 2005, governs his employment relationship with the Company, subject to his revised duties as Executive Director as approved by the Board in May 2007.  The Board also affirmed that its action on January 30, 2007 to increase Mr. Russell’s annual base salary from $225,000 to $350,000 remains in effect.

The description of the terms of the March 31, 2005 employment agreement for Mr. Russell are incorporated herein by reference to the disclosure thereof contained in the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: July 2, 2007	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer